Exhibit 99.1

News Release

ON Semiconductor Names Hassane El-Khoury as Next CEO

El-Khoury Joins as President, Chief Executive Officer and Member of the Board of Directors Following his Successful Tenure as President and CEO at Cypress Semiconductor

PHOENIX, Ariz. – Dec. 7, 2020 – ON Semiconductor Corporation (Nasdaq: ON) (“ON Semiconductor”) announced today that Hassane El-Khoury has been named as the company’s president, chief executive officer and member of its board of directors, effective Dec. 7, 2020.

“Following a comprehensive internal and external search process, I want to welcome Hassane to ON Semiconductor,” said Alan Campbell, chairman of the board of directors. “The focus of our search was to identify an experienced CEO who understands the transformation underway within our industry and to expand our leadership position in target secular growth markets, accelerate revenue, gross margin and earnings growth, and enhance stakeholder value. During the interview process, Hassane emerged as the clear leader to deliver on the company’s immense potential for its customers, partners, employees and other stakeholders. We are thrilled to have found such a qualified leader.”

“I believe that a company is most successful when it leverages its people to solve customer challenges,” El-Khoury said. “ON Semiconductor has developed a broad product portfolio that contains essential silicon building blocks to enable customer solutions in its target markets. I’m passionate about enabling customer success and excited to build on the company’s foundation to provide superior systems solutions spanning the automotive, industrial, cloud power and IoT markets, while enhancing financial performance.”

Prior to joining ON Semiconductor, El-Khoury served as president, chief executive officer and member of the board of directors at Cypress Semiconductor until its sale to Infineon in April 2020. He held various roles spanning business unit management, product development, applications engineering and business development during his thirteen years at Cypress. After immigrating to the United States from Lebanon at the age of 17, El-Khoury obtained a Bachelor of Science in electrical engineering from Lawrence Technological University and master’s in engineering management from Oakland University. He was a 2018 recipient of Silicon Valley’s 40 under 40 and is currently a member of the board of directors at KeraCel.

As announced in September, El-Khoury’s appointment coincides with Keith Jackson’s retirement as ON Semiconductor’s chief executive officer and president, and as a member of its board of directors. Mr. Jackson will continue as an advisor to the company through the end of May 2021 in order to ensure an effective transition of leadership to El-Khoury. “During his nearly two decades at the helm, Keith transformed

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ON Semiconductor Names Hassane El-Khoury as Next CEO

ON Semiconductor from a $1.2B standard products supplier into a $5.5B top twenty global semiconductor company,” said Alan Campbell. “On behalf of worldwide employees, I want to thank Keith for his leadership and contributions to ON Semiconductor and appreciate his critical insights regarding the company over the next few months that will reinforce a seamless transition of leadership.”

About ON Semiconductor

ON Semiconductor (Nasdaq: ON) is driving energy efficient innovations, empowering customers to reduce global energy use. The company is a leading supplier of semiconductor-based solutions, offering a comprehensive portfolio of energy efficient power management, analog, sensors, logic, timing, connectivity, discrete, SoC and custom devices. The company’s products help engineers solve their unique design challenges in automotive, communications, computing, consumer, industrial, medical, aerospace and defense applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, a robust compliance and ethics program, and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe and the Asia Pacific regions. For more information, visit https://www.onsemi.com.

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

Contacts

Kris Pugsley	Parag Agarwal
Corporate Communications / Media Relations	Vice President Investor Relations and Corporate Development
ON Semiconductor	ON Semiconductor
(312) 909-0661	(602) 244-3437
kris.pugsley@onsemi.com	parag.agarwal@onsemi.com

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Cautions Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “should,” or “anticipates,” and similar expressions. All forward-looking statements in this press release are made based on ON Semiconductor’s current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are economic conditions and markets (including current financial conditions), exchange rate fluctuations, risks associated with decisions to expend cash reserves for various uses in accordance with ON Semiconductor’s capital allocation policy such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs, risks associated with ON Semiconductor’s substantial leverage and restrictive covenants in ON Semiconductor’s debt agreements that may be in place from time to time, and risks involving governmental regulation. Additional factors that could cause results to differ materially from those projected in the forward-looking statements are contained in ON Semiconductor’s 2019 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON Semiconductor’s filings with the SEC. ON Semiconductor assumes no obligation to update such information, except as may be required by law.

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